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                                                        EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANT



We consent to the incorporation by reference of our report dated January 26, 1996, with respect to the consolidated financial statements of Prairie Bancorp, Inc. and Subsidiaries appearing in the Registration Statement/Prospectus (File No. 333-9891) filed by UnionBancorp, Inc. pursuant to Rule 424(b) into the Form S-8 Registration Statement filed by UnionBancorp, Inc. on or about November 18, 1996.




                                                        McGladrey & Pullen, LLP



Davenport, Iowa
November 18, 1996
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                      CONSENT OF INDEPENDENT ACCOUNTANT



We consent to the incorporation by reference of our report dated January 17, 1996, (except for Note 15 for which the date is May 20, 1996), with respect to the consolidated financial statements of UnionBancorp, Inc. and Subsidiaries and our report dated May 24, 1996, with respect to the consolidated financial statements of Country Bancshares, Inc. and Subsidiaries appearing in the Registration Statement/Prospectus (File No. 333-9891) filed by UnionBancorp, Inc. pursuant to Rule 424(b) on October 4, 1996, as amended, into the Form S-8 Registration Statement filed by UnionBancorp, Inc. on or about November 18, 1996.




                                                        McGladrey & Pullen, LLP



Champaign, Illinois
November 18, 1996